UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014 (November 14, 2014)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

          On November 18, 2014, Flatiron Funding, LLC, a wholly-owned financing subsidiary of CĪON Investment Corporation (“CĪON”), entered into a sixth amended and restated confirmation letter agreement (the “Sixth Amended and Restated Confirmation”) governing its total return swap (the “TRS”) with Citibank, N.A.  Pursuant to the Sixth Amended and Restated Confirmation, the TRS termination or call date was extended from December 17, 2014 to December 17, 2015.  No other material terms were revised in connection with the Sixth Amended and Restated Confirmation.

          The foregoing description of the Sixth Amended and Restated Confirmation is a summary only and is qualified in all respects to the provisions of the Sixth Amended and Restated Confirmation, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

          On November 14, 2014, the board of directors of CĪON declared five weekly cash distributions of $0.014067 per share each.  Each distribution will be paid on December 31, 2014, to shareholders of record on December 2, December 9, December 16, December 23, and December 30, 2014.

          A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Sixth Amended and Restated Confirmation Letter Agreement, dated November 18, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated November 18, 2014

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	November 18, 2014	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
10.1	Sixth Amended and Restated Confirmation Letter Agreement, dated November 18, 2014, by and between Flatiron Funding, LLC and Citibank, N.A.
99.1	Press release dated November 18, 2014